UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	7.01 REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

On December 12, 2016, Navistar International Corporation (the “Company”), issued a press release announcing it will host and present via live web cast its fiscal 2016 fourth quarter financial results on Tuesday, December 20, 2016. A live web cast is scheduled at approximately 9:00 AM Eastern (8:00 AM Central). Speakers on the web cast will include Troy Clarke, President and Chief Executive Officer and Walter Borst, Executive Vice President and Chief Financial Officer, among other company leaders. The press release dated December 12, 2016 is attached to this Current Report on Form 8-K as Exhibit 99.1.

The web cast can be accessed through a link on the investor relations page of the Company’s web site at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion and will remain available for a limited time.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, proprietary diesel engines, and IC Bus™ brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.navistar.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The following documents are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press release, dated December 12, 2016, “Navistar to Announce Fiscal 2016 Fourth Quarter Results on Tuesday, December 20, 2016”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ WALTER G. BORST
Name:	Walter G. Borst
Title:	Executive Vice President and Chief Financial Officer

Dated: December 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 12, 2016, “Navistar to Announce Fiscal 2016 Fourth Quarter Results on Tuesday, December 20, 2016”